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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Quest Software, Inc. on Form S-4 of our reports dated January 30, 2001, appearing in the Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP


Costa Mesa, California
June 19, 2001